Exhibit 99.2

Diamond Foods to Merge P&G’s Pringles Business into the
Company
Accretive combination makes Diamond the number two global player in savory snack category
SAN FRANCISCO, CA and CINCINNATI, OH (April 5, 2011) — Diamond Foods, Inc. (NASDAQ: DMND) and The Procter & Gamble Company (NYSE: PG) today announced the signing of a definitive agreement to merge the Pringles business (“Pringles”) into Diamond Foods in a transaction valued at $2.35 billion.
“Pringles is an iconic, billion dollar snack brand with significant global manufacturing and supply chain infrastructure,” said Michael J. Mendes, Chairman, President and CEO of Diamond Foods. “Our plan is to build upon the brand equity Pringles has established in over 140 countries. This strategic combination will create an independent, global leader in the snack industry with a focus on quality and innovative products. Not only is this combination immediately accretive, it also creates a platform that we believe will allow us to build shareholder value for years to come.”
“We are confident Diamond Foods will be an excellent new home for our Snacks employees,” said Bob McDonald, Chairman of the Board, President and Chief Executive Officer of P&G. “This is also a terrific deal for our shareholders — maximizing value and minimizing earnings per share dilution.”
Pringles® is the world’s largest potato crisp1 brand with sales in over 140 countries and manufacturing operations in the U.S., Europe and Asia. The global, iconic brand has been built over 45 years with a combination of proprietary products, unique package design and significant advertising investment. Pringles will join Diamond’s dynamic portfolio of brands, which includes Diamond of California® and Emerald® nuts, Pop Secret® microwave popcorn and Kettle Brand® potato chips, creating a premium snack-focused company with total revenues of approximately $2.4 billion.
The combination will more than triple the size of Diamond’s snack business and:
•	Increase scale in U.S. grocery, mass merchandise, drug and convenience channels to gain greater merchandising and distribution influence;

•	Leverage Diamond’s sales and distribution infrastructure through a more than doubling of snack sales in the U.S. and U.K., which are Pringles’ two largest markets;

•	Gain a broader global manufacturing and supply chain platform, with access into key growth markets around the world, including Asia, Latin America and Central Europe;

•	Increase Diamond’s geographic diversity, with international sales accounting for approximately 49 percent of total revenues on a pro forma basis.
Diamond Foods has a history of building, acquiring and energizing brands through product and package innovation, efficient distribution and brand investment. The Company’s total revenues have doubled and earnings per share (EPS) have grown more than four-fold in the past five years2.
Diamond of California brand has grown from a single product offering to a full line of culinary nuts over the past decade. Today, Diamond is the category leader with a market share ten times larger than the nearest branded competitor3. Emerald, which was launched in 2004, is the fastest growing and second largest brand in the snack nut category. In 2008, the Company acquired and successfully integrated Pop Secret microwave popcorn, and by revitalizing the brand, Diamond has gained over 350 basis points of market share to 26 percent today3. In 2010, the Company acquired Kettle Brand potato chips and has fueled double-digit organic growth in its first year of ownership while investing in new products and operational infrastructure.
Financial Benefit for Diamond Foods Shareholders
Assuming Pringles had been owned for all of fiscal year 2011, the combined company would be expected to deliver the following estimated financial results on a pro forma basis for fiscal year 2011:
•	Net sales of approximately $2.4 billion;

•	Double-digit accretion to earnings per share (EPS), excluding merger and integration costs;

•	Estimated earnings before interest, taxes, depreciation and amortization (EBITDA), including $25 million in synergies, of approximately $398 million to $410 million.
For fiscal year 2012, Diamond anticipates strong growth in its core business, with EPS of $2.85 to $2.98 per share on a standalone basis, an increase of 15 percent to 20 percent from the midpoint of its fiscal 2011 guidance range, which represents a 30 percent increase over 2010 EPS.
Combined results for Diamond plus the Pringles business for fiscal year 2012 will depend on the actual closing date of the transaction. Assuming the transaction closes by the end of calendar 2011, seven months of Pringles performance would be included in the following expected results:
•	Fiscal 2012 total net sales are estimated to be approximately $1.8 billion;

•	Fiscal 2012 EPS, before costs associated with the transaction and integration, are estimated to range from $3.00 to $3.10 per share, which reflects EPS accretion of 12 to 15 cents per share

The transaction is expected to significantly increase cash flow and accelerate the de-levering of Diamond’s balance sheet. Pro forma leverage at closing is projected to be below four times EBITDA, and projected to drop below three times at the end of fiscal 2013. Cash flow after brand investments and capital expenditures is expected to approach $200 million in the first full fiscal year after closing the merger.
Financial Value for P&G Shareholders
The tax—efficient deal structure maximizes value for P&G shareholders and minimizes annual earnings dilution. The transaction will result in a one-time earnings increase for P&G of approximately $1.5 billion after tax or approximately $0.50 per share. P&G expects only modest EPS dilution of $0.02 to $0.04 on an annualized basis. The stock exchange with Diamond will reduce outstanding P&G shares, partially offsetting the Pringles earnings impact. Updated financial impacts will be provided when the transaction is completed.
Transaction Details
P&G expects the separation to occur through a “split-off” transaction in which P&G shareholders can elect to participate in an exchange offer to exchange P&G shares for shares of Diamond. Under the terms of a split-merge agreement, P&G will establish a separate entity to hold the Pringles business, which will be distributed to electing P&G shareholders in a tax-efficient transaction with a simultaneous merger with Diamond. This “Reverse Morris Trust” transaction has been approved by the boards of both companies. We expect to finalize the details of this transaction in the coming months.
The value of the transaction is $2.35 billion, comprising $1.5 billion in Diamond common stock, consisting of 29.1 million shares for approximately 57 percent of the outstanding shares of the combined company, and the assumption of $850 million of Pringles debt. Diamond’s existing shareholders would continue to own approximately 43 percent of the combined company.
The parties have also agreed to a collar mechanism that would adjust the amount of debt assumed by Diamond based upon Diamond’s stock price during a trading period prior to the commencement of the Exchange Offer. The amount of debt to be assumed by Diamond could increase by up to $200 million or decrease by up to $150 million based on this adjustment mechanism.
Diamond expects to incur one-time costs of approximately $100 million related to the transaction over the next two years. P&G also will provide Diamond transition services for up to 12 months after closing.
Leadership, Approvals and Timing
The combined business will be managed by Diamond’s executive team and board of directors, led by Michael J. Mendes, Chairman, President and CEO. The company’s headquarters will remain in San Francisco, California.

The transaction is subject to approval by Diamond shareholders and the satisfaction of customary closing conditions and regulatory approvals. The transaction is expected to be completed by the end of calendar 2011.
Conference Call
Diamond Foods and Procter & Gamble will host an investor conference call and web cast this morning, April 5, 2011, at 8:30 a.m. Eastern Time to discuss the transaction. To participate in the call via telephone, dial 1-888-820-9418 from the U.S./Canada or 1-913-312-0668 in the rest of the world and enter a confirmation code of 9788-268. In order to listen to the call over the internet, visit Diamond Foods’ website at www.diamondfoods.com and select “Investor Relations” or Procter & Gamble’s website at www.pg.com/investors.
Archived audio replays of the call will be available on the Diamond Foods’ website or via telephone. The latter will begin at 11:30 a.m. Eastern Time on April 5, 2011 and remain available through 11:30 a.m. Eastern Time on April 12, 2011. It can be accessed by dialing 1-888-203-1112 from the U.S./Canada or 1-719-457-0820 elsewhere. Both phone numbers require the conference code listed above.
A P&G conference call will begin at 10:00 a.m. Eastern Time. To participate in the call from the United States, please dial 1-866-783-2141 from the U.S. or 1-857-350-1600 internationally. The Conference ID or Passcode is 934 360 5. A webcast of the call can also be accessed from P&G’s website at www.pg.com/investors. Following the conclusion of the call, a replay of the webcast will be available within 24 hours at the Company’s website.
To receive email notification of future press releases from Diamond Foods, please visit http://investor.diamondfoods.com and select “email alerts.”
Sources and notes: 1Defined by Euromonitor as extruded snacks; 2Calculated using 2006 as base and mid-point of Diamond’s guidance ranges for 2011; 3Nielsen U.S. Grocery 52 weeks ended February 19, 2011.
About Diamond Foods
Diamond Foods is an innovative packaged food company focused on building, acquiring and energizing brands including The Kettle Brand®, Diamond of California®, Emerald®, and Pop Secret®. The Company’s products are distributed in a wide range of stores in North America as well as Europe.
About Procter & Gamble
Four billion times a day, P&G brands touch the lives of people around the world. The company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers, Tide, Ariel, Always, Whisper, Pantene, Mach3, Bounty, Dawn, Gain, Charmin, Downy, Lenor, Iams, Pringles, Crest, Oral-B, Duracell, Olay, Head & Shoulders, Wella,

Gillette, Braun and Fusion. The P&G community includes approximately 127,000 employees working in about 80 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.
Contacts
Investors
Diamond Foods: Linda Segre
lsegre@diamondfoods.com or aliu@diamondfoods.com
(415) 445-7425
P&G: John Chevalier
(513) 983-9974
Media
Diamond Foods: Richard Simonelli
rsimonelli@diamondfoods.com
(415) 445-7425
P&G: Paul Fox
(513) 983-3465
P&G: Jennifer Chelune
(513) 983-2570
Note regarding forward-looking statements
This release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, including projections of Diamond’s and the combined company’s results and the expected benefits of the transaction. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties. Actual results could differ materially from projections made in this release. Some factors that could cause actual results to differ from our expectations include the timing of closing the transaction and the possibility that the transaction is not consummated, risks of integrating acquired businesses and entering markets in which we have limited experience, availability and pricing of raw materials, impact of additional indebtedness, loss of key suppliers, customers or employees, and an increase in competition. A more extensive list of factors that could materially affect our results can be found in Diamond’s periodic filings with the Securities and Exchange Commission (“SEC”). They are available publicly and on request from Diamond’s Investor Relations department.
For all items which relate to P&G and/or the combined business, all statements, other than statements of historical fact included in this release, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on financial data, market assumptions and business plans available only as of the time the statements are made, which may become out of date or incomplete. We assume no obligation to update any forward-looking statement as a result of new information, future events or other factors. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. In addition to the risks and uncertainties noted in this release or presentation, there are certain factors that could cause actual results for any quarter or annual period to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans, including growing existing sales and volume profitably despite high levels of competitive activity and an increasing volatile economic environment, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus; (2) the ability to successfully manage ongoing acquisition and divestiture activities to achieve the cost and growth synergies in accordance with the stated goals of these transactions without impacting the delivery of base business objectives; (3) the ability to successfully manage ongoing organizational changes designed to support our growth strategies, while successfully identifying, developing and retaining key employees, especially in key growth markets where the depth of skilled employees is limited; (4) the ability to manage and maintain key customer relationships; (5) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (6) the ability to successfully manage regulatory, tax and legal requirements and matters (including product liability, patent, intellectual property, and tax policy), and to resolve pending matters within current estimates; (7) the ability to resolve the pending competition law inquiries in Europe within current estimates; (8) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas, including the Company’s outsourcing projects; (9) the ability to successfully manage currency (including currency issues in certain countries, such as Venezuela, China and India), debt, interest rate and commodity cost exposures and significant credit or liquidity issues; (10) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in the Company’s significant geographical markets, as well as any political and/or economic uncertainty and disruptions due to a global or regional credit crisis or terrorist and other hostile activities; (11) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (12) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (13) the ability to successfully manage increases in the prices of raw materials used to make the Company’s products; (14) the ability to stay close to consumers in an era of increased media fragmentation; (15) the ability to stay on the leading edge of innovation and maintain a positive reputation on our brands; and (16) the ability to rely on and maintain key information technology systems, including the transition of our ordering, shipping and billing systems in North America and Western Europe to a new system. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to P&G’s most recent 10-K, 10-Q and 8-K reports.
Additional Information
In connection with the proposed transaction between Diamond and P&G, Diamond will file a registration statement on Form S-4 with the SEC. This registration statement will include a proxy statement of Diamond that also constitutes a prospectus of Diamond, and will be sent to the shareholders of Diamond. Shareholders are urged to read the proxy statement/prospectus and any other relevant documents when they become available, because they will contain important information about Diamond, Pringles and the proposed transaction. The proxy statement/prospectus and other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. The documents (when they are available) can also be obtained free of charge from Diamond upon written request to Diamond Foods, Inc., Investor Relations, 600 Montgomery Street, San Francisco, California 94111 or by calling (415) 445-7425, or from P&G upon written request to The Procter & Gamble Company, Shareholder Services Department, P.O. Box 5572, Cincinnati, Ohio 45201-5572 or by calling (800) 742-6253.
This communication is not a solicitation of a proxy from any security holder of Diamond. However, P&G, Diamond and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Diamond Foods, Inc. may be found in its 2010 Annual Report on Form 10-K filed with the SEC on October 5, 2010, and its definitive proxy statement relating to its 2011 Annual Meeting of Shareholders filed with the SEC on November 26, 2010. Information about the directors and executive officers of The Procter & Gamble Company may be found in its 2010 Annual Report on Form 10-K filed with the SEC on August 13, 2010, and its definitive proxy statement relating to its 2010 Annual Meeting of Shareholders filed with the SEC on August 27, 2010.